SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, as amended, Nicholas Equity Income Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, has duly caused this Registration Statement to be signed on its behalf by the undersigned on the 30th day of September, 1993.


                                   NICHOLAS EQUITY INCOME FUND, INC.



                                   By: /s/ Albert O. Nicholas
                                       ------------------------------------
                                          Albert O. Nicholas, President and
                                            Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, this Registration Statement has been signed below by the following persons in the capacity indicated on the dates indicated.

      KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below constitutes and appoints Albert O. Nicholas and Thomas J. Saeger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Signature          Title               Date
              ---------          -----               ----

/s/ Albert O. Nicholas   President, Chief     September 30, 1993
----------------------   Executive Officer
Albert O. Nicholas       and Director


/s/ Thomas J. Saeger     Executive Vice        September 30, 1993
---------------------    President,
Thomas J. Saeger         Secretary, Chief
                         Financial Officer,
                         and  Chief Accounting
                         Officer

Robert H. Bock           Director              September 30, 1993
--------------------
/s/ Robert H. Bock

/s/ Richard Seaman       Director              September 30, 1993
---------------------
Richard Seaman

/s/ Melvin L. Schultz    Director              September 30, 1993
----------------------
Melvin L. Schultz